UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2009, Net 1 UEPS Technologies, Inc. (“Net 1”) issued a press release setting forth Net 1’s financial results for the three months ended September 30, 2009. A copy of Net 1’s press release is attached as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2009, the Board of Directors of Net 1 approved certain amendments to the Amended and Restated Bylaws (the “Bylaws”). Such amendments: (1) clarify the quorum requirements for shareholder meetings and except as prohibited by Florida law, permit the adjournment of shareholder meetings by the chairman of the meeting; (2) provide that any repeal or modification of the indemnification provisions of the Bylaws shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification; and (3) adopt emergency bylaws which permit the corporation to take action if there is a catastrophic event during which corporate action is needed and if a normally required quorum of the Board is not available.

The foregoing description is qualified in its entirety by reference to the Bylaws, as so amended, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

See disclosure under Item 2.02, “Results of Operations and Financial Condition” of this report, which is incorporated by reference in this Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of Net 1 UEPS Technologies, Inc.

99.1	Press Release, dated November 5, 2009, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 5, 2009	By:	/s/ Serge Belmant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board